UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	001-33614	N/A
(State or other jurisdiction	(Commission File Number 001-33614)	(I.R.S. Employer
of incorporation)		Identification No.)

400 N. Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual and Special Meeting of Shareholders of Ultra Petroleum Corp. (the "Company") was held in Calgary, Alberta on May 22, 2012, and the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, at such meeting, were as stated below.

The following nominees for director of the Company were elected:

MICHAEL D. WATFORD	FOR:	98,124,040
	AGAINST:	2,575,554
	WITHHELD:	1,770,187
	INVALID:	0
	NONVOTES:	26,014,997

W. CHARLES HELTON	FOR:	98,254,380
	AGAINST:	2,510,351
	WITHHELD:	1,705,050
	INVALID:	0
	NONVOTES:	26,014,997

STEPHEN J. MCDANIEL	FOR:	98,713,298
	AGAINST:	2,176,034
	WITHHELD:	1,580,450
	INVALID:	0
	NONVOTES:	26,014,996

ROGER A. BROWN	FOR:	97,351,627
	AGAINST:	3,529,300
	WITHHELD:	1,588,855
	INVALID:	0
	NONVOTES:	26,014,996

The appointment of Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2012 was approved:

APPOINTMENT OF AUDITOR	FOR:	126,882,444
	AGAINST:	0
	WITHHELD:	1,602,334
	INVALID:	0
	NONVOTES:	0

The non-binding advisory vote regarding the Company’s executive compensation was approved:

EXECUTIVE COMPENSATION	FOR:	65,628,688
	AGAINST:	34,178,980
	WITHHELD:	2,662,112
	INVALID:	0
	NONVOTES:	26,014,998

The material terms of the executive officer performance goals were approved:

PERFORMANCE GOALS	FOR:	98,701,800
	AGAINST:	3,057,099
	WITHHELD:	710,882
	INVALID:	0
	NONVOTES:	26,014,997

The shareholder proposal regarding hydraulic fracturing was not adopted:

SHAREHOLDER PROPOSAL	FOR:	30,702,885
	AGAINST:	56,036,701
	ABSTAIN:	15,730,194
	INVALID:	0
	NONVOTES:	26,014,998

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

May 25, 2012	By:	/s/ Garrett B. Smith
	Name:	Garrett B. Smith
	Title:	Corporate Secretary